Exhibit 99.1

ASX Announcement

13 February 2025

Full Year 2024 Results webcast details

Coronado Global Resources Inc. (ASX: CRN) will report its Full Year 2024 Results on Thursday 20 February 2025, commencing at 9.00am (AEST) / 10.00am (AEDT) | Wednesday 19 February at 6pm (EST). The presentation will be hosted by Mr Douglas Thompson, Managing Director and Chief Executive Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link:

CRN Full Year 2024 Results Webcast

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone, please click on the link below to pre-register.

CRN Full Year 2024 Teleconference

The webcast and presentation will be recorded and made available on Coronado Global Resources Inc. website shortly after the meeting.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

For further information please contact:

Investors Chantelle Essa Vice President Investor Relations P: +61 477 949 261 E: cessa@coronadoglobal.com	Media Helen McCombie Sodali &Co P: +61 411 756 248 E: helen.mccombie@sodali.com